EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of MCI, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of May 14, 2004.

ESL PARTNERS, L.P.

By:	RBS Partners, L.P., its general partner
By:	ESL Investments, Inc., its general partner

	By:	/s/ William C. Crowley

William C. Crowley
President and Chief Operating Officer

ESL LIMITED

By:	ESL Investment Management, LLC,
its investment manager

	By:	/s/ William C. Crowley

William C. Crowley
Member

ESL INSTITUTIONAL PARTNERS, L.P.

By:	RBS Investment Management, LLC,
its general partner

	By:	/s/ William C. Crowley

William C. Crowley
Member

ESL INVESTORS, L.L.C.

By:	RBS Partners, L.P., its manager
By:	ESL Investments, Inc., its general partner

	By:	/s/ William C. Crowley

William C. Crowley
President and Chief Operating Officer